EXHIBIT 99.1

Tilray Brands Reports Q3 Fiscal 2025 Financial Results

Tilray Confirms No Current Impact of Tariffs

Generated Net Revenue of $186 Million in the Third Quarter, $193 Million in Constant Currency; Strategic Initiatives and SKU Rationalization Impacted Revenue by $13 Million

Tilray Beverage Expands U.S. Distribution of Hemp-Derived THC Drinks Across 10 States, Increases Project 420 Cost Savings Plan to $33 Million

Tilray Cannabis Increased Gross Margins by 800 bps, Remains the Leader in Canada by Sales Performance, and Generates Strong Sales Growth in Germany

Strengthens Balance Sheet with Convertible Note Reduction of $58 Million and Total Debt Reduction of $71 Million, $248 Million Available in Cash and Marketable Securities

NEW YORK and LEAMINGTON, Ontario, April 08, 2025 (GLOBE NEWSWIRE) --  Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a global lifestyle and consumer packaged goods company at the forefront of beverage, cannabis and wellness industries, today reported financial results for its third quarter ended February 28, 2025. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

In response to the recently announced tariffs on international trade, Tilray conducted an analysis of the potential implications on its business. The analysis concluded that these tariffs should not impact sales. In the United States, Tilray's American beverage brands are solely manufactured and distributed within the U.S. market. In Canada, Tilray’s cannabis brands are produced domestically for Canadian consumers. In Europe, Tilray manufactures medical cannabis brands and products for distribution across Europe and Australia. Regarding Tilray’s wellness business, Manitoba Harvest is currently exempt from the new tariffs.

Irwin D. Simon, Chairman and Chief Executive Officer of Tilray Brands, stated, "Tilray Brands is shaping the future of consumer markets with a robust global infrastructure spanning the beverage, cannabis, and wellness industries. We are meeting the needs of today’s consumers while preparing for the demands of tomorrow. In the third quarter, we prioritized sales quality and revenue, protected margins, reduced debt, and improved our capital structure. With a strong balance sheet and a clear vision for the future, Tilray is well positioned to capitalize on emerging opportunities and ensure long-term success.”

Mr. Simon continued, "We see opportunities in the alcohol, cannabis, and wellness industries and believe these sectors are here to stay. Tilray is relentlessly focused on building strong brands and developing innovative products to seize growth opportunities across all our businesses. At Tilray, we are laser-focused on building a sustainable global business platform by emphasizing profitable sales growth, improving profit margins and cash flow generation, and maintaining a solid balance sheet to navigate market challenges and capitalize on strategic opportunities. In Q3, we delivered our highest cannabis gross margins in almost two years, and as of today our net debt is now less than 1x EBITDA on a trailing twelve-month basis. We will not seek sales growth merely for the sake of sales if it does not add to the bottom line and benefit our shareholders."

Strategic Growth Initiatives – Third Quarter Fiscal Year 2025

Tilray Beverage Project 420: Tilray Beverage completed $20.6 million of an expanded Project 420 cost-savings plan of $33 million. Project 420 aims to reduce costs to improve efficiency and profitability by rationalizing SKUs, geographies and distribution and is expected to be completed in the third quarter of fiscal 2026.

Hemp-Derived THC Drinks in the U.S: Tilray Brands is strategically positioned to utilize the expertise of its hemp wellness and cannabis businesses to responsibly formulate beverages infused with 5mg and 10mg of hemp-derived THC. During the fiscal year to date, Tilray generated $1.4 million in revenue from hemp-derived THC beverage sales and expanded the distribution of these drinks across over 1,000 points of distribution in 10 states including Florida, Alabama, Georgia, North Carolina, South Carolina, Tennessee, Louisiana, and New Jersey, as well as through online direct-to-consumer channels. In addition to our existing mocktail and seltzer brands Happy Flower, Fizzy Jane, and Herb & Bloom, we are pleased to introduce 420 Fizz, a low-calorie, soda beverage infused with hemp-derived THC. Tilray also leverages its established national beverage distribution network, which spans independent retailers, convenience stores, and package stores, including multi-state retailers such as Total Wine and ABC who have expressed strong interest in this category and new growth opportunity.

Tilray Cannabis Profitability Initiatives: Tilray's Cannabis segment is focused on profitability and margin protection. In the third fiscal quarter, Tilray Canada redirected inventories to international cannabis markets to capitalize on higher margins expected in these markets in the upcoming fourth fiscal quarter. Tilray’s global cannabis supply chain is in Phase II of its accelerated growth plan, and the cultivation footprint is expanding to meet increasing demand in both Canadian and international markets. The Cannabis segment is concentrating on preserving gross margins and maintaining higher average selling prices in categories such as vapes and infused pre-rolls, which have experienced significant price compression and are margin dilutive. Growth in these categories is expected to resume later in the upcoming fourth fiscal quarter due to capital expenditures improving our operational efficiencies.

Debt Reduction; $248 Million Cash and Marketable Securities: As of April 8, 2025, Tilray reduced our outstanding total debt by $71 million with convertible note reduction of $58 million, strengthening the balance sheet. As a result, net debt to trailing twelve months EBITDA is less than 1.0x. Our $248 million cash balance, including marketable securities, provides Tilray with great flexibility for strategic opportunities.

AI and Cryptocurrency Business Strategy: Tilray Brands is dedicated to leveraging advanced technologies to align with our shareholder interests, the consumer of tomorrow, enhancing efficiency and driving growth. We are implementing AI across our global operations to enhance our expertise, optimize processes, achieve substantial improvements, and advance our business objectives. In the cultivation sector, we are utilizing advanced horticulture automation technology throughout our global greenhouse operations. By integrating this technology with AI-driven data insights, we can manage greenhouse conditions in real-time, leading to more efficient operations, increased output, superior quality, and reduced costs for resources such as labor, water, and energy. Additionally, Tilray plans to accept cryptocurrency as a payment method within the Company’s online operations. The Company is also exploring strategic initiatives related to cryptocurrency that align with our business goals.

Financial Highlights – Third Quarter Fiscal Year 2025

  Net revenue of $185.8 million in the third quarter compared to $188.3 million in the prior year quarter. On a constant currency basis, net revenue in the current third quarter, increased to ~$193 million. The prior year quarter included revenue of $6 million of now discontinued SKUs. Strategic initiatives and SKU rationalization impacted revenue by $13.2 million in the current year quarter.
  Gross profit increased by 5% to $52.0 million in the third quarter compared to $49.4 million in the prior year quarter. Gross margin increased 200 bps to 28% in the third quarter compared to 26% in the prior year quarter.
  Net loss was $(793.5) million in the third quarter, due to ~$700 million of non-cash impairment as a result of macroeconomic conditions and declines in market capitalization, foreign exchange loss, amortization, changes in fair value of convertible notes receivable, and stock-based compensation as well as non-recurring transaction and restructuring charges.
  Adjusted net loss was $(2.9) million in the third quarter compared to an adjusted net income of $0.9 million in the prior year quarter.
  Adjusted EPS remained at $0.00 in both the third quarter and the comparative period.
  Adjusted EBITDA in the third quarter was $9.0 million compared to $10.2 million in the prior year quarter due to the beverage segment’s SKU rationalization impact of $1.0 million and $0.6 million related to the prioritization of international cannabis markets.
  Beverage alcohol net revenue increased to $55.9 million in the third quarter up from $54.7 million in the prior year quarter, despite a $6.0 million impact from the strategic SKU rationalization.
    Beverage alcohol gross margin increased to 36% in the third quarter compared to 34% in the prior year quarter.
  Cannabis net revenue was $54.3 million in the third quarter compared to $63.4 million in the prior year quarter. On a constant currency basis, Cannabis net revenue was $57.5 million. The strategic initiative to redirect product from Canada to international markets resulted in a timing impact on revenue of $3.2 million. Additionally, a strategic decision to pause our presence in margin dilutive categories, such as vapes and infused pre-rolls, led to a revenue decrease of $4.0 million but prevented a potential loss exceeding $3 million.
    Cannabis gross margin increased to 41% in the third quarter compared to 33% in the prior year quarter resulting from our strategic prioritization of the international business and the reduction in our exposure to margin dilutive categories.
  Distribution net revenue increased 8% to $61.5 million in the third quarter compared to $56.8 million in the prior year quarter. On a constant currency basis, Distribution net revenue was up 15% to $65.1 million.
    Distribution gross margin was 9% in the third quarter compared to 10% in the prior year quarter.
  Wellness net revenue increased 5% to $14.1 million and 8% on a constant currency basis to $14.5 million in the third quarter compared to $13.4 million in the prior year quarter.
    Wellness gross margin increased to 32% in the third quarter compared to 30% in the prior year quarter.

Company’s Fiscal Year 2025 Guidance

The Company revises fiscal year 2025 guidance for net revenue to $850 million to $900 million. Adjustments for constant currency and the impacts of the strategic initiatives and SKU rationalization, which total approximately $50 million, would have resulted in expected net revenue of $900 million to $950 million.

Live Conference Call and Audio Webcast

Tilray Brands will host a webcast to discuss these results today at 8:30 a.m. ET. Investors may join the live webcast available on the Investors section of the Company’s website at www.tilray.com. A replay will be available and archived on the Company’s website.

About Tilray Brands

Tilray Brands, Inc. (“Tilray”) (Nasdaq: TLRY; TSX: TLRY), is a leading global lifestyle and consumer packaged goods company at the forefront of beverage, cannabis and wellness industries with operations in Canada, the United States, Europe, Australia, and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment, elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy, wellness and create memorable experiences. Tilray’s unprecedented platform supports over 40 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we are elevating lives through moments of connection, visit Tilray.com and follow @Tilray on all social platforms.

For more information on Tilray Brands, visit www.Tilray.com and follow @Tilray

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to transform the CPG industry for cannabis, hemp, beverages and entertainment; the Company’s ability to become a leading beverage alcohol Company; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to achieve its revised FY 2025 guidance; the Company’s ability to successfully achieve revenue growth, margin and profitability improvements, production and supply chain efficiencies, synergies and cost savings; the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to any of its acquisitions; expected commercial opportunities and regulatory developments in the U.S., including upon U.S. federal cannabis legalization or rescheduling; the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives; the Company’s ability to commercialize new and innovative products; market opportunities and regulatory risks for Hemp-Derived Delta-9 (HDD9) beverage products, and expected sales, distribution, margin, price and revenue generation projections; consumer sentiment regarding HDD9 beverage products; Tilray’s strategy and anticipated offerings within the HDD9 beverage product segment, expected impacts of U.S. tariffs, and the Company’s ability to leverage AI and cryptocurrency to enhance efficiency and drive growth.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include, but are not limited to, those identified and described in our most recent Annual Report on Form 10-K as well as our other filings made from time to time with the SEC and in our Canadian securities filings. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including Adjusted gross margin (consolidated and for each of our reporting segments), Adjusted gross profit (consolidated and for each of our reporting segments), Adjusted EBITDA, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, adjusted free cash flow, constant currency presentations of revenue, cash and marketable securities and net debt. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. A reconciliation of prior year revenue to constant currency revenue the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Adjusted EBITDA is calculated as net income (loss) before income tax benefits, net; interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; impairments, other than temporary change in fair value of convertible notes receivable, project 420 optimization costs facility start-up and closure costs; litigation costs; restructuring costs, and transaction (income) costs, net. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

Adjusted net income (loss) is calculated as net loss attributable to stockholders of Tilray Brands, Inc., less; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; impairments, other than temporary change in fair value of convertible notes receivable, project 420 optimization costs facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs, net. A reconciliation of Adjusted net income (loss) to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release.

Adjusted net income (loss) per share is calculated as net loss attributable to stockholders of Tilray Brands, Inc., net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; impairments, other than temporary change in fair value of convertible notes receivable, project 420 optimization costs facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs, divided by weighted average number of common shares outstanding. A reconciliation of Adjusted net income (loss) per share to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release. Adjusted net income (loss) per share is not calculated in accordance with GAAP and should not be considered an alternative for GAAP net income (loss) per share or as a measure of liquidity.

Adjusted gross profit (consolidated and for each of our reporting segments), is calculated as gross profit adjusted to exclude the impact of purchase price accounting valuation step-up. A reconciliation of Adjusted gross profit, excluding purchase price accounting valuation step-up, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted gross margin (consolidated and for each of our reporting segments), excluding purchase price accounting valuation step-up, is calculated as revenue less cost of sales adjusted to add back amortization of inventory step-up, divided by revenue. A reconciliation of Adjusted gross margin, excluding purchase price accounting valuation step-up, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net, and the exclusion of growth CAPEX from investments in capital and intangible assets, net, which excludes the amount of capital expenditures that are considered to be associated with growth of future operations rather than to maintain the existing operations of the Company, and excludes our integration costs related to HEXO and the cash income taxes related to Aphria Diamond to align with management’s prescribed guidance. A reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Cash and marketable securities are comprised of two GAAP measures, cash and cash equivalents added to marketable securities. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its short-term liquidity position by combing these two GAAP metrics.

Net debt is comprised of GAAP measures and reduces bank indebtedness, current and non-current portions of long-term debt, the principal balance of convertible debt by cash and cash equivalents and marketable securities. The company believes this metric provides useful information to management, analysts, and investors regarding its liquidity and the Company’s ability to repay all of its debt.

For further information:
Media Contact: news@tilray.com
Investor Contact: investors@tilray.com

Consolidated Statements of Financial Position
	February 28,	May 31,
(in thousands of US dollars)	2025	2024
Assets
Current assets
Cash and cash equivalents	$199,956	$228,340
Marketable securities	48,458	32,182
Accounts receivable, net	103,367	101,695
Inventory	263,398	252,087
Prepaids and other current assets	40,138	31,332
Assets held for sale	30,972	32,074
Total current assets	686,289	677,710
Capital assets	537,800	558,247
Operating lease, right-of-use assets	16,994	16,101
Intangible assets	847,215	915,469
Goodwill	1,299,781	2,008,884
Long-term investments	10,035	7,859
Convertible notes receivable	—	32,000
Other assets	5,032	5,395
Total assets	$3,403,146	$4,221,665
Liabilities
Current liabilities
Bank indebtedness	$10,740	$18,033
Accounts payable and accrued liabilities	216,567	241,957
Contingent consideration	15,000	15,000
Warrant liability	357	3,253
Current portion of lease liabilities	6,606	5,091
Current portion of long-term debt	12,904	15,506
Current portion of convertible debentures payable	—	330
Total current liabilities	262,174	299,170
Long - term liabilities
Lease liabilities	60,188	60,422
Long-term debt	149,401	158,352
Convertible debentures payable	104,071	129,583
Deferred tax liabilities, net	123,938	130,870
Other liabilities	1,271	90
Total liabilities	701,043	778,487
Stockholders' equity
Common stock ($0.0001 par value; 1,416,000,000 common shares authorized; 983,372,617 and 831,925,373 common shares issued and outstanding, respectively)	99	83
Preferred shares ($0.0001 par value; 10,000,000 preferred shares authorized; nil and nil preferred shares issued and outstanding, respectively)	—	—
Treasury Stock (9,619,421 and nil treasury shares issued and outstanding, respectively)	—	—
Additional paid-in capital	6,357,039	6,146,810
Accumulated other comprehensive loss	(52,935)	(43,499)
Accumulated deficit	(3,574,431)	(2,660,488)
Total Tilray Brands, Inc. stockholders' equity	2,729,772	3,442,906
Non-controlling interests	(27,669)	272
Total stockholders' equity	2,702,103	3,443,178
Total liabilities and stockholders' equity	$3,403,146	$4,221,665

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
	For the three months ended				For the nine months ended
	February 28,	February 29,	Change	% Change	February 28,	February 29,	Change	% Change
(in thousands of U.S. dollars, except for per share data)	2025	2024	2025 vs. 2024		2025	2024	2025 vs. 2024
Net revenue	$185,780	$188,340	$(2,560)	(1)%	$596,774	$559,060	$37,714	7%
Cost of goods sold	133,769	138,944	(5,175)	(4)%	423,837	418,059	5,778	1%
Gross profit	52,011	49,396	2,615	5%	172,937	141,001	31,936	23%
Operating expenses:
General and administrative	39,246	39,940	(694)	(2)%	129,356	123,769	5,587	5%
Selling	13,905	9,995	3,910	39%	41,757	24,437	17,320	71%
Amortization	23,182	21,558	1,624	8%	67,913	65,700	2,213	3%
Marketing and promotion	6,793	11,191	(4,398)	(39)%	28,079	28,934	(855)	(3)%
Research and development	85	106	(21)	(20)%	250	241	9	4%
Change in fair value of contingent consideration	—	(5,983)	5,983	(100)%	—	(16,790)	16,790	(100)%
Impairments	699,235	—	699,235	NM	699,235	—	699,235	NM
Other than temporary change in fair value of convertible notes receivable	20,000	42,681	(22,681)	(53)%	20,000	42,681	(22,681)	(53)%
Litigation costs, net of recoveries	2,758	3,363	(605)	(18)%	5,254	8,439	(3,185)	(38)%
Restructuring costs	6,133	5,178	955	18%	17,249	8,748	8,501	97%
Transaction costs (income), net	605	3,465	(2,860)	(83)%	2,563	13,061	(10,498)	(80)%
Total operating expenses	811,942	131,494	680,448	517%	1,011,656	299,220	712,436	238%
Operating loss	(759,931)	(82,098)	(677,833)	826%	(838,719)	(158,219)	(680,500)	430%
Interest expense, net	(8,378)	(8,517)	139	(2)%	(25,986)	(26,977)	991	(4)%
Non-operating income (expense), net	(24,022)	(17,239)	(6,783)	39%	(44,631)	(20,820)	(23,811)	114%
Loss before income taxes	(792,331)	(107,854)	(684,477)	635%	(909,336)	(206,016)	(703,320)	341%
Income tax expense (recovery), net	1,203	(2,871)	4,074	(142)%	4,125	1,013	3,112	307%
Net loss	$(793,534)	$(104,983)	$(688,551)	656%	$(913,461)	$(207,029)	$(706,432)	341%
Total net (loss) income attributable to:
Stockholders of Tilray Brands, Inc.	(789,436)	(92,701)	(696,735)	752%	(913,943)	(213,234)	(700,709)	329%
Non-controlling interests	(4,098)	(12,282)	8,184	(67)%	482	6,205	(5,723)	(92)%
Other comprehensive gain (loss), net of tax
Foreign currency translation gain (loss)	(5,389)	(4,696)	(693)	15%	(10,195)	3,716	(13,911)	(374)%
Total other comprehensive gain (loss), net of tax	(5,389)	(4,696)	(693)	15%	(10,195)	3,716	(13,911)	(374)%
Comprehensive loss	$(798,923)	$(109,679)	$(689,244)	628%	$(923,656)	$(203,313)	$(720,343)	354%
Total comprehensive (loss) income attributable to:
Stockholders of Tilray Brands, Inc.	(794,414)	(97,521)	(696,893)	715%	(923,379)	(209,811)	(713,568)	340%
Non-controlling interests	(4,509)	(12,158)	7,649	(63)%	(277)	6,498	(6,775)	(104)%
Weighted average number of common shares - basic	908,342,792	754,439,331	153,903,461	20%	860,793,723	725,346,952	135,446,771	19%
Weighted average number of common shares - diluted	908,342,792	754,439,331	153,903,461	20%	860,793,723	725,346,952	135,446,771	19%
Net loss per share - basic	$(0.87)	$(0.12)	$(0.75)	607%	$(1.06)	$(0.29)	$(0.77)	261%
Net loss per share - diluted	$(0.87)	$(0.12)	$(0.75)	607%	$(1.06)	$(0.29)	$(0.77)	261%

Condensed Consolidated Statements of Cash Flows
	For the nine months ended
	February 28,	February 29,	Change	% Change
(in thousands of US dollars)	2025	2024	2025 vs. 2024
Cash provided by (used in) operating activities:
Net loss	$(913,461)	$(207,029)	$(706,432)	341%
Adjustments for:
Deferred income tax expense (recovery), net	2,686	(7,399)	10,085	(136)%
Unrealized foreign exchange loss (gain)	30,725	(6,622)	37,347	(564)%
Amortization	99,410	95,183	4,227	4%
Accretion of convertible debt discount	8,751	11,463	(2,712)	(24)%
Impairments	699,235	—	699,235	NM
Other than temporary change in fair value of convertible notes receivable	20,000	42,681	(22,681)	(53)%
Other non-cash items	1,503	13,297	(11,794)	(89)%
Stock-based compensation	18,189	24,517	(6,328)	(26)%
Loss (gain) on long-term investments & equity investments	5,540	4,255	1,285	30%
(Gain) loss on derivative instruments	(2,896)	13,717	(16,613)	(121)%
Change in fair value of contingent consideration	—	(16,790)	16,790	(100)%
Change in non-cash working capital:
Accounts receivable	321	5,578	(5,257)	(94)%
Prepaids and other current assets	(8,258)	1,148	(9,406)	(819)%
Inventory	(5,577)	(4,629)	(948)	20%
Accounts payable and accrued liabilities	(37,960)	(30,982)	(6,978)	23%
Net cash used in operating activities	(81,792)	(61,612)	(20,180)	33%
Cash provided by (used in) investing activities:
Investment in capital and intangible assets	(26,586)	(19,539)	(7,047)	36%
Proceeds from disposal of capital and intangible assets	833	1,166	(333)	(29)%
(Purchase) disposal of marketable securities, net	(16,276)	162,292	(178,568)	(110)%
Business acquisitions, net of cash acquired	(18,210)	(60,626)	42,416	(70)%
Net cash (used in) provided by investing activities	(60,239)	83,293	(143,532)	(172)%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	139,738	—	139,738	NM
Proceeds from long-term debt	3,450	32,621	(29,171)	(89)%
Repayment of long-term debt	(16,115)	(17,978)	1,863	(10)%
Proceeds from convertible debt	—	21,553	(21,553)	(100)%
Repayment of convertible debt	(330)	(107,330)	107,000	(100)%
Repayment of lease liabilities	(2,586)	(2,771)	185	(7)%
Net decrease in bank indebtedness	(7,293)	(8,352)	1,059	(13)%
Net cash provided by (used in) financing activities	116,864	(82,257)	199,121	(242)%
Effect of foreign exchange on cash and cash equivalents	(3,217)	197	(3,414)	(1733)%
Net decrease in cash and cash equivalents	(28,384)	(60,379)	31,995	(53)%
Cash and cash equivalents, beginning of period	228,340	206,632	21,708	11%
Cash and cash equivalents, end of period	$199,956	$146,253	$53,703	37%

Net Revenue by Operating Segment
	For the three months ended		For the three months ended		For the nine months ended		For the nine months ended
(In thousands of U.S. dollars)	February 28, 2025	% of Total Revenue	February 29, 2024	% of Total Revenue	February 28, 2025	% of Total Revenue	February 29, 2024	% of Total Revenue
Beverage business	$55,921	30%	$54,688	29%	$174,974	29%	$125,355	22%
Cannabis business	54,274	29%	63,432	34%	181,175	31%	200,879	36%
Distribution business	61,493	33%	56,794	30%	197,175	33%	193,174	35%
Wellness business	14,092	8%	13,426	7%	43,450	7%	39,652	7%
Total net revenue	$185,780	100%	$188,340	100%	$596,774	100%	$559,060	100%

Net Revenue by Operating Segment in Constant Currency

	For the three months ended		For the three months ended		For the nine months ended		For the nine months ended
	February 28, 2025		February 29, 2024		February 28, 2025		February 29, 2024
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Beverage business	$55,921	29%	$54,688	29%	$174,974	29%	$125,355	22%
Cannabis business	57,475	30%	63,432	34%	186,120	31%	200,879	36%
Distribution business	65,054	33%	56,794	30%	204,861	33%	193,174	35%
Wellness business	14,499	8%	13,426	7%	44,068	7%	39,652	7%
Total net revenue	$192,949	100%	$188,340	100%	$610,023	100%	$559,060	100%

Net Cannabis Revenue by Market Channel
	For the three months ended		For the three months ended		For the nine months ended		For the nine months ended
(In thousands of U.S. dollars)	February 28, 2025	% of Total Revenue	February 29, 2024	% of Total Revenue	February 28, 2025	% of Total Revenue	February 29, 2024	% of Total Revenue
Revenue from Canadian medical cannabis	$5,839	11%	$6,363	10%	$18,773	10%	$18,793	9%
Revenue from Canadian adult-use cannabis	49,315	91%	62,107	98%	165,627	91%	205,350	102%
Revenue from wholesale cannabis	3,893	7%	2,764	4%	15,993	9%	12,348	6%
Revenue from international cannabis	13,935	26%	14,002	22%	40,991	23%	40,185	20%
Less excise taxes	(18,708)	(35)%	(21,804)	(34)%	(60,209)	(33)%	(75,797)	(37)%
Total	$54,274	100%	$63,432	100%	$181,175	100%	$200,879	100%

Net Cannabis Revenue by Market Channel in Constant Currency
	For the three months ended		For the three months ended		For the nine months ended		For the nine months ended
	February 28, 2025		February 29, 2024		February 28, 2025		February 29, 2024
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis	$6,259	11%	$6,363	10%	$19,398	10%	$18,793	9%
Revenue from Canadian adult-use cannabis	52,815	92%	62,107	98%	170,967	92%	205,350	102%
Revenue from wholesale cannabis	4,170	7%	2,764	4%	16,525	9%	12,348	6%
Revenue from international cannabis	14,264	25%	14,002	22%	41,411	22%	40,185	20%
Less excise taxes	(20,033)	(35)%	(21,804)	(34)%	(62,181)	(33)%	(75,797)	(37)%
Total	$57,475	100%	$63,432	100%	$186,120	100%	$200,879	100%

Other Financial Information: Key Operating Metrics
	For the three months ended		For the nine months ended
	February 28,	February 29,	February 28,	February 29,
(in thousands of U.S. dollars)	2025	2024	2025	2024
Net beverage revenue	$55,921	$54,688	$174,974	$125,355
Net cannabis revenue	54,274	63,432	181,175	200,879
Distribution revenue	61,493	56,794	197,175	193,174
Wellness revenue	14,092	13,426	43,450	39,652
Beverage costs	35,986	35,836	106,961	77,615
Cannabis costs	32,275	42,518	111,804	139,507
Distribution costs	55,936	51,231	175,281	172,846
Wellness costs	9,572	9,359	29,791	28,091
Adjusted gross profit (excluding PPA step-up)	52,070	51,643	174,547	153,055
Beverage adjusted gross margin (excluding PPA step-up)	36%	38%	40%	42%
Cannabis adjusted gross margin (excluding PPA step-up)	41%	33%	38%	34%
Distribution gross margin	9%	10%	11%	11%
Wellness gross margin	32%	30%	31%	29%
Adjusted EBITDA	$9,040	$10,154	$27,391	$30,974
Cash and marketable securities as at the period ended:	248,414	225,858	248,414	225,858
Working capital as at the period ended:	$424,115	$302,111	$424,115	$302,111

Other Financial Information: Gross Margin and Adjusted Gross Margin
	For the three months ended February 28, 2025
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$55,921	$54,274	$61,493	$14,092	$185,780
Cost of goods sold	35,986	32,275	55,936	9,572	133,769
Gross profit	19,935	21,999	5,557	4,520	52,011
Gross margin	36%	41%	9%	32%	28%
Adjustments:
Purchase price accounting step-up	59	—	—	—	59
Adjusted gross profit	19,994	21,999	5,557	4,520	52,070
Adjusted gross margin	36%	41%	9%	32%	28%

	For the three months ended February 29, 2024
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$54,688	$63,432	$56,794	$13,426	$188,340
Cost of goods sold	35,836	42,518	51,231	9,359	138,944
Gross profit	18,852	20,914	5,563	4,067	49,396
Gross margin	34%	33%	10%	30%	26%
Adjustments:
Purchase price accounting step-up	2,073	174	—	—	2,247
Adjusted gross profit	20,925	21,088	5,563	4,067	51,643
Adjusted gross margin	38%	33%	10%	30%	27%

	For the nine months ended February 28, 2025
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$174,974	$181,175	$197,175	$43,450	$596,774
Cost of goods sold	106,961	111,804	175,281	29,791	423,837
Gross profit	68,013	69,371	21,894	13,659	172,937
Gross margin	39%	38%	11%	31%	29%
Adjustments:
Purchase price accounting step-up	1,610	—	—	—	1,610
Adjusted gross profit	69,623	69,371	21,894	13,659	174,547
Adjusted gross margin	40%	38%	11%	31%	29%

	For the nine months ended February 29, 2024
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$125,355	$200,879	$193,174	$39,652	$559,060
Cost of goods sold	77,615	139,507	172,846	28,091	418,059
Gross profit	47,740	61,372	20,328	11,561	141,001
Gross margin	38%	31%	11%	29%	25%
Adjustments:
Purchase price accounting step-up	4,426	7,628	—	—	12,054
Adjusted gross profit	52,166	69,000	20,328	11,561	153,055
Adjusted gross margin	42%	34%	11%	29%	27%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization
	For the three months ended				For the nine months ended
	February 28,	February 29,	Change	% Change	February 28,	February 29,	Change	% Change
(In thousands of U.S. dollars)	2025	2024	2025 vs. 2024		2025	2024	2025 vs. 2024
Net loss	$(793,534)	$(104,983)	$(688,551)	656%	$(913,461)	$(207,029)	$(706,432)	341%
Income tax expense (recovery), net	1,203	(2,871)	4,074	(142)%	4,125	1,013	3,112	307%
Interest expense, net	8,378	8,517	(139)	(2)%	25,986	26,977	(991)	(4)%
Non-operating income (expense), net	24,022	17,239	6,783	39%	44,631	20,820	23,811	114%
Amortization	33,546	32,842	704	2%	99,410	95,183	4,227	4%
Stock-based compensation	4,035	8,059	(4,024)	(50)%	18,189	24,517	(6,328)	(26)%
Change in fair value of contingent consideration	—	(5,983)	5,983	(100)%	—	(16,790)	16,790	(100)%
Impairments	699,235	—	699,235	NM	699,235	—	699,235	NM
Other than temporary change in fair value of convertible notes receivable	20,000	42,681	(22,681)	(53)%	20,000	42,681	(22,681)	(53)%
Project 420 business optimization	2,600	—	2,600	NM	2,600	—	2,600	NM
Purchase price accounting step-up	59	2,247	(2,188)	(97)%	1,610	12,054	(10,444)	(87)%
Facility start-up and closure costs	—	400	(400)	(100)%	—	1,300	(1,300)	(100)%
Litigation costs, net of recoveries	2,758	3,363	(605)	(18)%	5,254	8,439	(3,185)	(38)%
Restructuring costs	6,133	5,178	955	18%	17,249	8,748	8,501	97%
Transaction costs (income), net	605	3,465	(2,860)	(83)%	2,563	13,061	(10,498)	(80)%
Adjusted EBITDA	$9,040	$10,154	$(1,114)	(11)%	$27,391	$30,974	$(3,583)	(12)%

	For the three months ended				For the nine months ended
	February 28,	February 29,	Change	% Change	February 28,	February 29,	Change	% Change
(In thousands of U.S. dollars)	2025	2024	Change		2025	2024	Change
Net loss attributable to stockholders of Tilray Brands, Inc.	$(789,436)	$(92,701)	$(696,735)	752%	$(913,943)	$(213,234)	$(700,709)	329%
Non-operating income (expense), net	24,022	17,239	6,783	39%	44,631	20,820	23,811	114%
Amortization	33,546	32,842	704	2%	99,410	95,183	4,227	4%
Stock-based compensation	4,035	8,059	(4,024)	(50)%	18,189	24,517	(6,328)	(26)%
Change in fair value of contingent consideration	—	(5,983)	5,983	(100)%	—	(16,790)	16,790	(100)%
Impairments	699,235	—	699,235	NM	699,235	—	699,235	NM
Other than temporary change in fair value of convertible notes receivable, attributable to stockholders of Tilray Brands, Inc.	13,600	29,023	(15,423)	(53)%	13,600	29,023	(15,423)	(53)%
Project 420 business optimization	2,600	—	2,600	NM	2,600	—	2,600	NM
Facility start-up and closure costs	—	400	(400)	(100)%	—	1,300	(1,300)	(100)%
Litigation costs, net of recoveries	2,758	3,363	(605)	(18)%	5,254	8,439	(3,185)	(38)%
Restructuring costs	6,133	5,178	955	18%	17,249	8,748	8,501	97%
Transaction costs (income)	605	3,465	(2,860)	(83)%	2,563	13,061	(10,498)	(80)%
Adjusted net income (loss)	$(2,902)	$885	$(3,787)	(428)%	$(11,212)	$(28,933)	$17,721	(61)%
Adjusted net income (loss) per share - basic and diluted	$—	$—	$—	NM	$(0.01)	$(0.04)	$0.03	(75)%

Other Financial Information: Free Cash Flow
	For the three months ended				For the nine months ended
	February 28,	February 29,	Change	% Change	February 28,	February 29,	Change	% Change
(In thousands of U.S. dollars)	2025	2024	2025 vs. 2024		2025	2024	2025 vs. 2024
Net cash used in operating activities	$(5,761)	$(15,361)	$9,600	(62)%	$(81,792)	$(61,612)	$(20,180)	33%
Less: investments in capital and intangible assets, net	(14,212)	(8,727)	(5,485)	63%	(25,753)	(18,373)	(7,380)	40%
Free cash flow	$(19,973)	$(24,088)	$4,115	(17)%	$(107,545)	$(79,985)	$(27,560)	34%
Add: growth CAPEX	1,808	8,802	(6,994)	(79)%	6,318	13,647	(7,329)	(54)%
Add: cash income taxes related to Aphria Diamond	—	2,117	(2,117)	(100)%	—	16,333	(16,333)	(100)%
Add: integration costs related to HEXO	—	13,810	(13,810)	(100)%	—	25,955	(25,955)	(100)%
Adjusted free cash flow	$(18,165)	$641	$(18,806)	(2934)%	$(101,227)	$(24,050)	$(77,177)	321%